                                                                  Execution Copy

                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT


        This ASSET PURCHASE AGREEMENT (the "Agreement") is made as of June 28, 1999, between OPUS DIAGNOSTICS, INC., a Delaware corporation ("Buyer"), and OXIS HEALTH PRODUCTS, INC. a Delaware corporation ("Seller" or "OXIS"). Seller desires to sell, and Buyer desires to buy, Seller's TDM Business as described herein. OXIS International, Inc., a Delaware corporation, and the parent corporation of OXIS ("OXIS International") is also executing this agreement for the sole purpose of agreeing to the terms of Article 10 hereof.

        NOW, THEREFORE, Buyer and Seller hereby agree as follows:

                                    ARTICLE 1
                               TRANSFER OF ASSETS

        1.1 Agreement to Sell. Upon the terms and subject to all of the conditions contained herein, Seller hereby agrees to sell, assign, transfer and deliver to Buyer on the Closing Date (as defined in Article 3), and Buyer hereby agrees to purchase from Seller on the Closing Date, the Assets (as defined in
Section 1.2) comprising Seller's therapeutic drug monitoring assay business as described in Schedule 1.1 hereto (the "TDM Business").
             ------------

        1.2 Description of Assets. For purposes of this Agreement, the term "Assets" shall include, without limitation, all of the following assets:

               1.2.1 All rights, title and interest of Seller in and to the contracts and agreements listed on Schedule 4.5 attached hereto (collectively,
                                   ------------
the "Contracts") relating to the operation of the TDM Business;

               1.2.2 All of Seller's finished goods inventory (but not raw materials or work-in-process) relating solely to the TDM Business as of the Closing Date (the "Inventory"). Schedule 4.4 sets forth a list of the Inventory
                                ------------
as of the date hereof;

               1.2.3 All patents, patent applications, software, product designs, trademarks, trademark applications, service marks, service mark applications, trade and other marks and names (either registered, common law or registration applied for), copyrights, copyright applications, mask works, inventions, trade secrets, proprietary information, know-how, processes, manufacturing or marketing procedures, recipes, formulae, drawings, schematics and patterns, and all documentation and other media ("Intellectual Property") relating to the TDM Business owned by Seller or with respect to which Seller has a license, interest or other right to use (all such Intellectual Property, collectively, the "Seller Intellectual Property"). The Seller Intellectual Property includes, without limitation, the Intellectual Property listed on
Schedule 4.8. Without limitation of the foregoing, the Assets shall be deemed to
------------
further include all drawings, documentation, schematics, labeling, manuals or other materials, whether in written or magnetic form that describe, disclose or otherwise set forth any of the Seller Intellectual Property, and all correspondence relating thereto (which Seller possesses); and

               1.2.4 All goodwill, marketing materials, research materials, quality control documents used in the manufacture of the Products, licenses, permits, FDA files and grant applications specifically relating to the TDM Business.

        1.3 Excluded Assets. The following assets of Seller are not included in the definition of Assets for purposes of Section 1.2 and will not be purchased by Buyer (the "Excluded Assets"): (a) all accounts receivable, and (b) all equipment and other tangible assets (including raw materials and work-in-process) related to the manufacturing and production of the assays and other products comprising the TDM Business.

        1.4 Liabilities. Any and all liabilities of or related to the TDM Business incurred prior to the Closing shall remain liabilities of the Seller, which shall be paid or otherwise satisfied by the Seller when such liabilities become due. The Buyer is not assuming or otherwise becoming liable for liabilities of or related to the TDM Business incurred prior to the Closing. Notwithstanding the foregoing, Buyer shall be assuming the obligations under the Contracts with respect to future performance thereunder.

                                    ARTICLE 2
                                 PURCHASE PRICE

        2.1 Purchase Price. As full consideration for the sale, assignment, transfer and delivery of the Assets by Seller to Buyer, upon the terms and subject to all of the conditions contained herein (and the performance by each of the parties hereto of their respective obligations hereunder), the purchase price will consist of the following (collectively, the "Purchase Price"):

               2.1.1 Cash in the amount of Five Hundred Thousand Dollars ($500,000.00) to be paid in immediately available funds at the Closing (the "Cash Purchase Price");

               2.1.2 A secured promissory note in the principal amount of Five Hundred Sixty-Five Thousand Dollars ($565,000.00), (subject to (i) reduction in an amount equal to the difference between $135,000 minus the value of the Inventory as of Closing, in the event the value of the Inventory as of Closing is less than $135,000 or (ii) increase in an amount equal to the difference between the value of the Inventory as of Closing minus $135,000, in the event the value of the Inventory as of Closing is greater than $135,000), due and payable on November 30, 1999, subject to prepayment without penalty, executed by Buyer to the order of Seller, substantially in the form of Exhibit A attached
                                                           ---------
hereto (the "1999 Note");

               2.1.3 A warrant (the "Warrant") evidencing Seller's right to acquire up to a ten percent (10%) equity interest in Buyer pursuant to the terms and conditions set forth in the Warrant, a copy of which is attached hereto as Exhibit B.
---------

        2.2 Security. Repayment of the 1999 Note will be secured by a security interest (the "Security Interest") granted by Buyer in favor of Seller in the Assets which Security Interest will be a perfected, first priority security interest in favor of Seller. Buyer represents and warrants that the Security Interest when properly filed will be a first perfected security interest prior to any

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and all other claims, liens, encumbrances or security interests of any kind with respect to the Assets.

                                   ARTICLE 3
                                    CLOSING

        3.1 Closing. The transactions contemplated by this Agreement shall close (the "Closing") on the date hereof (the "Closing Date"). The Closing shall occur upon the satisfaction of all the conditions set forth in this Article 3 and Article 8 and shall be held in the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304-1018.

        3.2 Documents Delivered by Seller at Closing. Seller will cause good and marketable title to all of the Assets to be transferred to Buyer at the Closing, free and clear of all liens, encumbrances, charges, security interests, claims, restrictions or rights of others (collectively, "Liens"). Without limiting the foregoing, Seller will take or cause to be taken any and all actions necessary or otherwise reasonably required by Buyer to ensure that at the Closing Buyer acquires possession of and good and marketable title to all of the Assets, free and clear of all Liens. At the Closing, Seller will deliver to Buyer the following documents (collectively, the "Seller Closing Documents"), executed by Seller, where applicable, and in form satisfactory to Buyer:

               (a)    a Bill of Sale in substantially the form of Exhibit C
                                                                  ---------
attached hereto;

               (b) an Assignment of Intangible Property in substantially the form of Exhibit D attached hereto;
        ---------

               (c) the Services Agreement in substantially the form of Exhibit E attached hereto;
---------

               (d) an itemization of the Inventory as of Closing (the value of such Inventory for purposes of Section 2.1.2 hereof shall be deemed to be the book value of such Inventory as set forth in Seller's books and records, as determined under generally accepted accounting principles applied consistently with Seller's past practices);

               (e) a schedule of Seller's accounts receivable relating to the TDM Business, as of the Closing Date;

               (f) resolutions of the Board of Directors of Seller authorizing the consummation of the transactions contemplated hereby, certified by the Secretary of Seller;

               (g) all third-party consents (including, without limitation, from parties to the Contracts) necessary for the consummation of the transactions contemplated hereby;

               (h) an opinion from Morrison & Foerster LLP, counsel to the Seller dated the Closing Date in a form reasonably acceptable to Buyer;

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               (i)    a certificate from the Seller's President in a form
reasonably acceptable to Buyer; and

               (j) any other documents reasonably required by Buyer to transfer the Assets in accordance with the terms of this Agreement.

     3.3 Documents Delivered by Buyer at Closing. At the Closing, Buyer will deliver to Seller the following executed documents or consideration ("Buyer Closing Documents"):

               (a)    the Cash Purchase Price;

               (b)    the 1999 Note;

               (c)    the Warrant;

               (d) resolutions of the Board of Directors of Buyer authorizing the consummation of the transactions contemplated hereby, certified by the Secretary of Buyer;

               (e) UCC-1 Financing Statement to be filed with the New Jersey and Oregon Secretary of State and any other documents necessary for perfecting the Security Interest;

               (f) an Assignment of Intangible Property in substantially the form of Exhibit D attached hereto;
        ---------

               (g) the Services Agreement in substantially the form of Exhibit E attached hereto;
---------

               (h) an opinion from Thelen Reid & Priest L.L.P., counsel to the Buyer dated the Closing Date in a form reasonably acceptable to Seller;

               (i) a certificate from the Buyer's President in a form reasonably acceptable to Seller; and

               (j) any other documents reasonably required by Seller to transfer the Assets in accordance with the terms of this Agreement.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF SELLER


Seller hereby represents and warrants to Buyer that the following facts and circumstances are true and correct as of the date of this Agreement, except as set forth on the schedule of exceptions attached hereto as Schedule 4 (the
                                                              ----------
"Seller Disclosure Schedule"):

         4.1 Organization. Seller: (a) is a corporation duly organized, validly existing and in good corporate standing under the laws of the State of Delaware and duly qualified as a foreign corporation in the State of Oregon; and
(b) has all necessary corporate power and authority to

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own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all of the other documents and agreements contemplated hereby.

         4.2 Authority and Consents. The execution and performance of this Agreement and the other documents to be executed by Seller pursuant to the terms hereof will not result in a violation of Seller's Certificate of Incorporation or Bylaws. Seller has full power and authority (corporate and otherwise) to enter into this Agreement and the other documents to be executed by Seller pursuant to the terms hereof and to carry out the transactions contemplated by this Agreement and such other documents. This Agreement and the other documents to be executed by Seller pursuant to the terms hereof and their execution and delivery to Buyer have been duly authorized by the Board of Directors of Seller and no further corporate action prior to the Closing is necessary on the part of Seller or its shareholders to make this Agreement and the other documents to be executed by Seller pursuant to the terms hereof and the transactions contemplated by the Agreement and such other documents valid and binding upon Seller. This Agreement and the other documents to be executed by Seller pursuant to the terms hereof do and will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, subject as to enforcement only: (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (b) to general principles of equity. Unless listed on Schedule 4, no consent of any person not a party to
                         ----------
this Agreement and no consent of any governmental authority is required to be obtained on the part of the Seller to permit the consummation of the transactions contemplated by this Agreement.

         4.3 Title to Assets. Seller has good and marketable title to all of the Assets and all of the Assets are free and clear of all Liens and upon transfer of the Assets to Buyer, pursuant to this Agreement, the Buyer will have good and marketable title to all of the Assets free and clear of all Liens except to the extent provided herein or except that may arise due to Buyer's activities.

         4.4 Inventory. Schedule 4.4 sets forth a true, correct and complete
                        ------------
list of the Inventory of Seller which is being sold to Buyer hereunder including an itemization of the value thereof. All of such Inventory is in good and merchantable condition and salable or useable in the ordinary course of the TDM Business.

         4.5 Contracts. Schedule 4.5 constitutes a true, correct and complete
                        ------------
list of all Contracts. The Contracts comprise all contracts and agreements (written or oral) relating to the TDM Business to which the Seller is a party or otherwise bound. Each Contract is valid and enforceable in accordance with its respective terms, Seller is not in default in the performance of any of its obligations thereunder, no event of default has occurred which (whether with or without notice, lapse of time, or both, or the happening or the occurrence of any other event) would constitute such a default thereunder and, to Seller's knowledge, all other parties thereto are not in default thereunder and have no counterclaims, offsets and defenses with respect thereto and the Contracts are assignable to Buyer under the terms thereof without the prior consent of the other parties thereto (except as otherwise indicated on Schedule 4.5). Also set
                                                        ------------
forth on Schedule 4.5 is a list of all suppliers from which Seller has made
         ------------
significant purchases of TDM

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raw materials since January 1, 1997. The Seller shall make available (upon reasonable notice) to the Buyer at Seller's premises (during business hours) copies of all correspondence received since January 1, 1998 from distributors of the products of the TDM Business (which Seller possesses).

         4.6 Agreement Will Not Cause Breach or Violation. Neither the execution nor delivery of this Agreement or the other documents contemplated hereby by the Seller, nor performance by Seller of the terms and provisions of this Agreement or such other documents will (a) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority to which Seller is subject or of any Contract or any other agreement, contract, or commitment to which Seller is a party or by which it is bound, or (b) give any "Person" (which term includes any individual, partnership, joint venture, corporation, trust, unincorporated organization, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary, or other capacity) the right to terminate or modify any Contract, or accelerate any obligation or indebtedness of Seller thereunder.

         4.7 Financial Statements. Seller has delivered to Buyer a statement of revenues and expenses of the TDM Business for the years ended December 31, 1996, 1997 and 1998 and the fiscal quarters ended March 31, 1998 and 1999 (the "Statement of Revenues and Expenses"). The Statement of Revenues and Expenses was prepared from the accounts of the Seller and OXIS International, Inc., the owner of the TDM Business prior to April 1, 1998, which accounts have been prepared and maintained in accordance with generally accepted accounting principles applied consistently during the period. Costs and expenses reported in the Statement of Revenues and Expenses do not include amortization of purchase price adjustments from business combinations. Cost and expenses include all other costs directly attributable to the TDM Business and a reasonable allocation of other costs incurred in carrying out the TDM Business. Seller is not insolvent, bankrupt or subject to any insolvency procedure. Seller will assist Buyer with questions or issues relating to the Statement of Revenues and Expenses which arise after the Closing in connection with the preparation of Buyer's financial statements, including providing access to Seller's independent accountants, upon reasonable notice given and at the cost of Buyer.

         4.8      Intellectual Property.

                  4.8.1 Seller owns and has good and marketable title to each item of Seller Intellectual Property listed on Schedule 4.8, free and clear of
                                               ------------
any Liens. No Seller Intellectual Property or product and/or technology of Seller is subject to any outstanding decree, order, judgment, stipulation, license or agreement restricting in any material manner the use or licensing thereof by Seller.

                  4.8.2 The operation of Seller's TDM Business as it currently is conducted, including its design, development, manufacture, use and sale of its products and/or technology, and provision of services, does not, to the knowledge of Seller, infringe the Intellectual Property of any other Person. Seller has not received notice from any Person that the operation of Seller's

TDM Business, including its design, development, manufacture and sale of its products and/or technology (including with respect to products and/or technology currently under development) and provision of services, infringes the Intellectual Property of any Person.

                  4.8.3 To the knowledge of Seller, no Person is infringing or misappropriating any of the Seller Intellectual Property.

                  4.8.4 Seller has the unrestricted right to transfer and assign the Seller Intellectual Property to Buyer.

                  4.8.5 To the knowledge of Seller, the Seller Intellectual Property includes all Intellectual Property necessary to operate the TDM Business (including the manufacture, marketing, commercialization (to the extent necessary) and selling of the products comprising the TDM Business) to the same extent and in the same manner as currently operated by Seller.

         4.9 Litigation. To the best of Seller's knowledge, the Assets are not the subject of any litigation, proceedings or controversies that are pending, threatened or anticipated by or against Seller before any court, government agency or any other administrative body.

         4.10 Accounts Receivable. Seller's accounts receivable relating to the TDM Business arose from valid sales in the normal course of business and are collectible in the normal course of business at the aggregate recorded amount thereof, less a reserve for doubtful accounts as shown in the Seller's general ledger, and are not subject to any right of set-off by any customer of Seller.
Schedule 4.10 sets forth a complete and correct list of the top ten customers of
-------------
Seller's TDM Business for the year ended December 31, 1998 and the three months ended March 31, 1999 showing the amount of revenues by product for each such customer. No customer listed on Schedule 4.10 has informed Seller that it plans to reduce or discontinue the amount of purchases of products it purchases from Seller, although Seller makes no representation or warranty with respect to the amount of products that such customers will purchase in the future.

         4.11 Compliance with Laws. All business and operations of the TDM Business has been and is being conducted materially in accordance with all applicable laws, rules and regulations of all Federal, state, local and governmental authorities. Schedule 4.11 sets forth a complete and correct list
                          -------------
of all permits, licenses and other authorizations, including all clearances from the US Food & Drug Administration and similar agencies in states or foreign jurisdictions (collectively, the "Authorizations") obtained by or on behalf of Seller in connection with the TDM Business. Seller holds all Authorizations required by governmental authorities as may be necessary for the conduct of the TDM Business, except where the failure to obtain any such permits, licenses or other authorizations would not have a material adverse effect on the TDM Business. To Seller's knowledge, Seller is not a party to any governmental proceeding pending or threatened which might result in a suspension, limitation or revocation of any Permit.

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller that the following facts and circumstances are true and correct:

     5.1 Authorization; Etc. Buyer: (a) is a corporation duly organized, validly existing and in good corporate standing under the laws of the State of Delaware; and (b) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all of the other documents and agreements contemplated hereby. Buyer has full power and authority (corporate and otherwise) to enter into this Agreement and the other documents to be executed by Buyer pursuant to the terms hereof and to carry out the transactions contemplated hereby and thereby. Buyer has taken all required action by law to authorize the execution and delivery of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, and this Agreement and the other documents contemplated hereby is a valid and binding obligation of Buyer, enforceable against it in accordance with their respective terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (ii) to general principles of equity.

     5.2 No Violation. Neither the execution and delivery of this Agreement or the other documents contemplated hereby by Buyer, nor the performance by Buyer of the terms and provisions of this Agreement or such other documents will (a) violate any provisions of the Certificate of Incorporation of Buyer, or (b) violate, or be in conflict with, or constitute a default under, breach of, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Buyer is a party or by which Buyer is bound, or (c) violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority.

     5.3 Valid Issuance. The Warrant is a valid and binding obligation of Buyer enforceable against it in accordance with its terms subject, as to enforcement only, to: (a) bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (b) general principles of equity. The common stock of Buyer to be issued upon exercise of the Warrant has been reserved for issuance and, upon due exercise of the Warrant, will be duly authorized, validly issued, fully paid and nonassessable.

     5.4 Consents and Approvals of Government Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the other documents contemplated hereby by Buyer and the consummation of the transactions contemplated hereby or thereby.

     5.5 Capitalization of Buyer. Buyer has authorized 1,000,000 shares of Common Stock, $0.01 par value, of which 20,000 shares are issued and outstanding, and except for the

Warrant, Buyer has no authorized or outstanding options or securities convertible into or exercisable for shares of its Common Stock.

     5.6 Information. Buyer has concluded its due diligence review of the TDM Business and acknowledges that it has had ample opportunity to visit with and ask questions of Seller's management regarding the TDM Business and any information Buyer has received related thereto. Notwithstanding such due diligence review, Buyer is relying only upon the representations and warranties of Seller herein in making its decision to purchase the TDM Business. The foregoing due diligence review shall not limit, qualify or modify the representations and warranties of Seller or the indemnities by Seller under this Agreement, irrespective of the knowledge and information received by Buyer.

                                   ARTICLE 6
                                   COVENANTS

     6.1 Consents. On or prior to the Closing Date, Seller shall (a) notify all persons required to be notified pursuant to applicable law or any of the Contracts of the transactions contemplated hereunder, in the form and manner required thereunder, except as set forth on Schedule 4.5, and (b) obtain the
                                            ------------
consent of all persons whose consent is required pursuant to applicable law or any of the Contracts in connection with the consummation of the transactions contemplated hereby, in the form and manner required thereunder.

     6.2 Notification of Certain Matters. On or prior to the Closing Date, Seller shall give prompt notice to Buyer of the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by Seller herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that any such disclosure shall not in any way be deemed to (a) amend, modify or in any way affect the representations, warranties and covenants made by such party in or pursuant to this Agreement, or (b) alter or waive any rights of Buyer with respect to the breach thereof).

     6.3 Continuing Operation of Business. Seller agrees to manufacture and produce all requirements of Buyer with regard to the TDM Business, solely for the benefit of Buyer in accordance with the Services Agreement substantially in the form of Exhibit E attached hereto.
            ---------

     6.4 Rights of First Refusal. Seller will provide Buyer a right of first refusal for a period of one year from the Closing Date to purchase Seller's Automated Fluorescence Technology in the event Seller determines to sell such technology and receives a bona fide offer, or Seller makes a sale proposal to a third party, related thereto. In such event, Seller shall notify Buyer in writing of the terms and conditions of such offer and within fifteen (15) business days of the receipt of such Notice, Buyer shall inform Seller in writing whether it agrees to purchase the Automated Fluorescence Technology on the same terms and conditions set forth in such Notice. If Buyer fails to agree to purchase such technology within such fifteen (15) business day period, Seller shall be free to sell such technology pursuant to the terms and conditions set forth in the bona fide offer received. In the event the third party does not purchase such technology or there are any changes in the terms and conditions of such sale, this right of first refusal shall be reinstated, but in all events expires one year from the Closing Date.

                                   ARTICLE 7
                                   COVENANTS

     7.1 Existing Customers. Until the 1999 Note is paid in full, Buyer will use commercially reasonable efforts to continue to meet the needs of existing TDM Business customers of Seller as of the Closing Date with regard to product development, quality and support in accordance with good industry practices subject to Seller fulfilling its obligations under the Services Agreement.

     7.2 Seller's Development Resources. During the term of the Services Agreement, Buyer will, whenever possible and provided that Seller is reasonably competitive, utilize Seller's development resources for all of its development of therapeutic drug monitoring assays using fluorescent polarization for use on the Abbott Laboratories TDX and other technologies in which Seller has proven skills and capabilities, provided, however, that Buyer has the right to seek competitive bids from other providers for such assignments.

     7.3 Cooperation in Collection of Receivables. Buyer will reasonably cooperate and assist Seller with the collection of Seller's accounts receivable relating to the TDM Business on the Closing Date as set forth in the schedule referred to in Section 3.2(e) and Seller will instruct customers to make payments to Buyer following the Closing. Buyer agrees to remit all receipts of Seller's accounts receivable within three business days of receipt. Seller will provide Buyer with a schedule for such accounts receivable at the Closing. Until all of Seller's accounts receivable are paid in full excluding receivables subject to a bona fide dispute documented in writing as of the Closing Date, Buyer will follow Seller's existing credit policies and Seller (in connection with its responsibilities under the Services Agreement) shall have the right to refuse shipment of any products to any customer which has not paid an accounts receivable on a timely basis consistent with the credit terms established by seller relating to such accounts receivable. However, once a customer's balance owed to Seller has been reduced to ten percent (10%) or less of that customers' balance as of the Closing, Buyer may require Seller to ship products to that customer regardless of any past due amount. Buyer shall have the option to purchase any accounts receivable (at 100% of the stated amount) in order to allow for the shipment of products to customers who have not paid accounts receivable owed to Seller.

     7.4 Change of Distributors. Prior to payment in full of the 1999 Note, Buyer will not terminate any agreements with distributors that have been assigned by Seller to Buyer without Seller's prior written approval, provided that such approval shall not be unreasonably withheld. If Seller fails to notify Buyer that it does not approve of the termination within seven business days of receiving notice from Buyer that Buyer intends to terminate, Seller's approval shall be deemed given.

     7.5 Price Increases. Prior to payment in full of the 1999 Note, Buyer will not increase prices to any former customer of Seller by more than ten percent (10%) in the aggregate without Sellers' prior written approval, provided that such approval shall not be unreasonably withheld.

     7.6 Continuing Operation of Business. Buyer will sublicense to Seller any and all rights necessary to enable Seller to fulfill its obligations under the Services Agreement.

                                   ARTICLE 8
                             CONDITIONS TO CLOSING

     8.1 Conditions to Buyer's Obligations at the Closing. Buyer's obligations to consummate the transactions contemplated by this Agreement shall be subject to the full satisfaction of the following conditions, each of which conditions may be waived in writing by Buyer:

         (a) Instruments. Seller shall have delivered all of the Seller Closing
             -----------
Documents at the Closing.

         (b) Representations and Warranties True; Performance of Covenants. The
             -------------------------------------------------------------
representations and warranties of Seller contained in this Agreement shall be true in all material respects at the Closing as though made at such time. Seller shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         (c) Services Agreement. Buyer and Seller shall have entered into the
             ------------------
Services Agreement, in substantially the form of Exhibit E attached hereto.
                                                 ---------

         (d) Consents. All consents or approvals required for the consummation
             --------
of the transactions contemplated hereby, including any required consents of the parties to any Contract, shall have been obtained.

     8.2 Conditions to Seller's Obligations at the Closing. Seller's obligations to consummate the transactions contemplated by this Agreement shall be subject to the full satisfaction of the following conditions, each of which conditions may be waived in writing by Seller:

         (a) Instruments. Buyers shall have delivered all of the Buyer Closing
             -----------
Documents at the Closing.

         (b) Representations and Warranties True; Performance of Covenants. The
             -------------------------------------------------------------
representations and warranties of Buyer contained in this Agreement shall be true in all material respects at the Closing as though made at such time. Buyer shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

         (c) Consents. All material consents or approvals required for the
             --------
consummation of the transactions contemplated hereby shall have been obtained

          (d) Services Agreement. Buyer and Seller shall have entered into the
              ------------------
Services Agreement, in substantially the form of Exhibit E attached hereto.
                                                 ---------

                                   ARTICLE 9
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     9.1 Survival. The representations and warranties of Seller and Buyer contained in this Agreement or in any document, certificate or schedule or instrument contemplated hereby or delivered pursuant hereto, shall survive the Closing Date for a period of eighteen (18) months after the Closing Date.

     9.2 Indemnification by Seller. Seller agrees to indemnify Buyer and each of its affiliates and officers, directors, employees and agents against, and agrees to hold each of them harmless from, any and all losses, damages or expenses, including reasonable attorney's fees, suffered or incurred by them arising out of or relating to any of the following:

         (a) any breach of any representation or warranty made by Seller in this Agreement;

         (b) any breach of or failure by Seller to perform any covenant or obligation of Seller set out or contemplated in this Agreement or in any schedule hereto;

         (c) any products or other activities of the TDM Business produced or services performed by Seller prior to the Closing Date;

         (d) any liabilities of the TDM Business incurred by Seller prior to the Closing Date; and

         (e) any claims by or liabilities with respect to any employee of Seller with respect to his or her employment or termination of employment on or prior to the Closing Date by Seller.

     9.3 Indemnification by Buyer. Buyer agrees to indemnify Seller and each of its affiliates and officers, directors, employees and agents against, and agrees to hold each of them harmless from, any and all losses, damages or expenses, including reasonable attorney's fees, suffered or incurred by them arising out of or relating to any of the following;

         (a) any breach of any representation or warranty made by Buyer in this Agreement;

         (b) any breach of or failure by Buyer to perform any covenant or obligation of Buyer set out or contemplated in this Agreement;

         (c) any products produced or services performed by Buyer on or after the Closing Date relating to the TDM Business (excluding claims arising from services performed by Seller under the Services Agreement);

         (d) any liabilities of the TDM Business incurred by Buyer on or after the Closing date; and

         (e) any claims by or liabilities with respect to any employee of Buyer with respect to his or her employment by the Buyer.

     9.4 Notice of Claims. Procedure for Indemnification. Upon becoming aware of a claim for indemnification hereunder, the indemnified party shall promptly give notice of such claim to the indemnifying party, providing reasonable details of how the claim has arisen and an estimate of the amount the indemnified party reasonably anticipates that it will be entitled to on account of indemnification by the indemnifying party. If the indemnifying party does not object to such indemnification claim within fifteen (15) calendar days of receiving notice thereof, the indemnified party shall be entitled to recover promptly the amount of such claim but such recovery shall not limit the amount of any additional indemnification to which the indemnified party may be entitled to pursuant to
Section 9.2 or 9.3 hereof. If, however, the indemnifying party advises the indemnified party that it disagrees with the indemnified party's claim, the parties shall, for a period of thirty (30) calendar days after the indemnifying party advised the indemnified party of such disagreement, attempt to resolve the difference and, failing to do so in such time, either party may unilaterally submit the matter to dispute resolution pursuant to Section 12.5 hereof.

     9.5 Third Party's Claims. Claims asserted by a third party, which Buyer or Seller has determined may give rise to claim indemnification pursuant to Section
9.2 or 9.3 hereof, shall be subject to the following additional procedure and conditions:

         (a) The indemnified party shall give notice to the indemnifying party of the occurrence of any event or the institution of any claim, action, investigation, suit or proceeding asserted by a third party which the indemnified party has determined has given, or may give, rise to claim indemnification under Section 9.2 or 9.3 hereof. Such notice shall be given promptly after the indemnified party becomes aware of the event or claim so as to allow the indemnifying party to present to the indemnified party any argument that the indemnifying party may wish to raise in connection with the defense of such claim, provided, however, that where a defense or answer to the asserted claim must be submitted within a specified period, failing which shall preclude the indemnified party from asserting such defense or giving such answer, notice of the claim shall be given to the indemnifying party no later than at the expiration of one-half (1/2) of such specified period. Any failure by an indemnified party to give notice of a third party claim shall not affect its right to indemnification hereunder except to the extent the indemnifying party can show it was adversely affected by the failure to receive timely notification and such limitation shall be only to the extent it was so adversely affected.

         (b) The indemnifying party shall, upon receipt of the notice referred to in Section 9.5(a) above, be entitled to conduct the defense, appeal or settlement of such claim, with counsel elected by it, by giving notice to the indemnified party of its election to do so within ten (10) calendar days following receipt by it of the notice of the claim, and the indemnified party shall thereupon provide the indemnifying party access to the documents relevant to such defense, appeal or settlement. In the event that the indemnifying party elects not to conduct the defense, appeal or settlement of such claim, the indemnified party shall have the right to conduct the defense thereof or reach a settlement in connection therewith on behalf of and on the account and risk of the indemnifying party.

     9.6 Limitations. Notwithstanding any provision of this Agreement to the contrary, an indemnifying party shall not be liable for indemnification to the other party until the aggregate of all losses, liabilities and damages (including expenses) incurred by such other party exceed US $25,000, and then the obligation of the indemnifying party shall be for all such losses of the indemnified party. In no event shall Seller's liability hereunder exceed the amount of the Purchase Price that Seller has received in cash (including cash amounts received under the 1999 Note).

                                  ARTICLE 10

                                NON-COMPETITION

     10.1 Non-Compete. Each of Seller and OXIS International agrees that it will not, directly or indirectly (including, but not limited to, through any parent company, subsidiary or affiliate), for a period of three (3) years from the Closing Date, own, operate, engage in (which includes consulting and manufacturing) or, except as provided below, have any interest, financial or otherwise, in any person, firm, partnership, association, cooperative, corporation, company, entity or business that engages or is involved in (including researching, manufacturing, producing or selling) the therapeutic drug monitoring assay business (except as necessary to fulfill obligations under the Services Agreement). Notwithstanding the foregoing, Seller and/or OXIS International may own, directly or indirectly, not more than a five percent (5%) beneficial interest in the outstanding stock of any such entity. Seller shall also not use for its own purposes the names related to the products being sold as part of the Assets, including but not limited to "Innofluor". Buyer and Seller agree that Seller is not selling to Buyer, and Buyer is not buying from Seller, hereunder the name "OXIS" (or any derivation thereof); provided, however that Buyer shall have a limited, non-exclusive, royalty-free license to use the name "OXIS" in connection with the sale to customers of the products being sold hereunder as part of the Assets for a period of 12 months following the Closing.

     10.2 Injunctive Relief. Seller acknowledges it would be difficult to compensate Buyer fully for damages for any violation of this Article 10. Accordingly, Seller agrees that Buyer shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Article in addition to the right of Buyer to claim damages. Buyer acknowledges it would be difficult to compensate Seller fully for damages for any violation of this
Article 10. Accordingly, Buyer agrees that Seller shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Article in addition to the right of Seller to claim damages.

                                  ARTICLE 11

                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     11.1 Nondisclosure Agreement. Representatives of Seller and Buyer have previously signed an agreement dated November 10, 1998, limiting the distribution of confidential information. Except as otherwise provided in the Services Agreement, all information not previously disclosed to the public or generally known to persons engaged in the respective businesses of Buyer and Seller which shall have been furnished by Buyer to Seller or by Seller to Buyer as provided in this Agreement or otherwise in connection with the transactions contemplated hereby, shall not be disclosed by the party receiving such information to any person, other than its employees, legal counsel, financial advisers, accountants or agents in confidence, or used for any purpose other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall promptly be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared.

                                  ARTICLE 12

                                 MISCELLANEOUS

     12.1 Amendment, Waivers and Consents. This Agreement and the schedules and Exhibits hereto and that certain side letter between Buyer and Seller dated June 28, 1999 ("Side Letter") constitute the entire agreement between Seller and Buyer as to the subject matter herein, and supersedes all prior negotiations, proposals and representations (written or oral). To the extent any terms of this Agreement or Exhibits hereto are inconsistent or conflict with the terms of the Side Letter, the terms of the Side Letter shall govern. This Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by the parties. Any party may waive compliance by any other party with any of the covenants or conditions of this Agreement, but no waiver shall be binding unless executed in writing by the party granting the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

     12.2 Successors and Assigns. Neither Seller nor Buyer may assign this Agreement except to their respective affiliates, or if they are acquired or merged with another party the assignment of this Agreement to the new successor entity shall be permitted. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12.3 Governing Law. The rights and obligations of the parties shall be governed by, and this Agreement shall be construed and enforced in accordance with, the laws of the State of Oregon, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

     12.4 Attorneys' Fees. If any party brings any suit, action, counterclaim, or arbitration proceeding to enforce the provisions of this Agreement (including without limitation enforcement of any award or judgment obtained with respect to this Agreement), the prevailing party shall be entitled to recover a reasonable allowance for attorneys' fees and litigation expenses in addition to court costs.

     12.5 Dispute Resolution. Any dispute, controversy or claim between the parties relating to, or arising out of or in connection with, this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled only by binding arbitration pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"), subject to the following:

           12.5.1 There shall be one arbitrator, who shall be selected under the normal procedures prescribed in the Rules.

           12.5.2 Subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure.

           12.5.3 At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses.

           12.5.4 The arbitrator's decision shall be in writing, shall be binding and final and may be entered and enforced in any court of competent jurisdiction.

           12.5.5 No party shall be eligible to receive, and the arbitrator shall not have the authority to award, exemplary or punitive damages.

           12.5.6 Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrators and the American Arbitration Association.

           12.5.7 The arbitrator shall not have the power to amend this Agreement.

     12.6 Payment of Fees and Expenses. Except as otherwise set forth in this Agreement, each of Seller and Buyer shall bear their own costs and expenses, including without limitation, attorneys' fees, incurred in connection with the negotiation and execution of this Agreement. Seller shall pay any applicable sales and income taxes on Assets being sold.

     12.7 Rules of Construction. The parties acknowledge that each party has read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

     12.8 Additional Documents. Each of the parties agree, without further consideration, to execute and deliver such other documents and take such further action as may be reasonably required to effectuate the provisions of this Agreement.

     12.9 Severability. If any provision of this Agreement, as applied to either party or to any circumstance, is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     12.10 Exhibits. All Exhibits and Schedules attached hereto shall be deemed to be a part of this Agreement and are fully incorporated in this Agreement by this reference.

     12.11 Notices. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective immediately if delivered by hand, or three (3) business days after being mailed, postage prepaid, by first class or certified or registered mail, return receipt requested, and addressed as follows:

               To Buyer at:               Opus Diagnostics, Inc.
                                          One Parker Plaza
                                          Fort Lee, New Jersey 07024
                                          Attn: President

               To Seller at:              OXIS Health Products, Inc.
                                          6040 N. Cutter Circle, Suite 317
                                          Portland, OR 97217
                                          Attn: President

A notice of change of address shall be effective only when done in accordance with this Section 12.11.

     12.12 Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

     12.13 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the date first written above.


SELLER                                  BUYER


OXIS HEALTH PRODUCTS, INC.              OPUS DIAGNOSTICS, INC.


By: ____________________________        By: ____________________________

Title: _________________________        Title: _________________________



OXIS INTERNATIONAL, INC.*


By: ____________________________

Title: _________________________

*Solely for purpose of making the agreement set forth in Article 10. No other provision of the Agreement applies to OXIS International, Inc.

                        LIST OF SCHEDULES AND EXHIBITS


     Schedule                      Name
     --------                      ----
     1.1                           Description of Seller's Therapeutic Drug
                                   Monitoring Assay Business
     4                             Seller Disclosure Schedule
     4.4                           Inventory
     4.5                           Contracts
     4.8                           Seller Intellectual Property
     4.10                          Top Ten Customers
     4.11                          Compliance with Laws


     Exhibit                       Name
     -------                       ----
        A                          Form of 1999 Note
        B                          Form of Warrant
        C                          Form of Bill of Sale
        D                          Form of Assignment of Intangible Property
        E                          Form of Services Agreement